Exhibit 1.1

Execution Version

Independent Bank Group, Inc.

$65,000,000

5.875% Subordinated Notes due August 1, 2024

Underwriting Agreement

July 17, 2014

Sandler O’Neill + Partners, L.P.

U.S. Bancorp Investments, Inc.,

    as representatives of the Underwriters named in Schedule I hereto

c/o Sandler O’Neill + Partners, L.P.

1251 Avenue of the Americas, 6th

Floor New York, New York 10020

Ladies and Gentlemen:

Independent Bank Group, Inc., a Texas corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), for whom Sandler O’Neill + Partners, L.P. and U.S. Bancorp Investments, Inc. are acting as Representatives (the “Representatives”), $65,000,000 in aggregate principal amount of the Company’s 5.875% Subordinated Notes due August 1, 2024 (the “Securities”). The Securities are to be issued pursuant to an indenture dated as of June 25, 2014 (the “Base Indenture”) between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by a first supplemental indenture thereto, to be dated as of July 17, 2014, between the Company and the Trustee (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered. Securities issued in book-entry form shall be issued to Cede & Co. as nominee of The Depository Trust Company (“DTC”) pursuant to a blanket issuer letter of representations to be entered into between the Company and DTC.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-196627), including the related preliminary prospectus or prospectuses, covering the registration of various securities, including the Securities under the Securities Act of 1933, as amended (the “1933 Act”). Such registration statement has been declared effective by the Commission, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”), and the Company has filed such post-effective amendments thereto as may be required prior to the execution of this Agreement and each such post-effective amendment is effective under the 1933 Act. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement in accordance with the provisions of Rule 430B (“Rule 430B”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in such prospectus supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430B is referred to as “Rule 430B Information.” Each base prospectus and prospectus supplement used in connection with the offering of the Securities that omitted Rule 430B Information is referred to herein collectively as a “preliminary prospectus.” Such registration statement, at any given time, including any amendments thereto, including post-effective amendments, to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein at such time and the documents otherwise deemed to be a part thereof or included therein by the 1933 Act, is referred to herein as the “Registration Statement;” provided, however, that the term “Registration Statement” without reference to a time means such registration statement as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Underwriters and the Securities (within the meaning of Rule 430B(f)(2)); provided, further, that any registration statement filed pursuant to Rule 462(b) under the 1933 Act is referred to herein as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final base prospectus and the prospectus supplement, dated the date hereof, including the documents incorporated by reference therein, are referred to herein collectively as the “Prospectus.”

For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any term sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus, the Prospectus or the General Disclosure Package (as defined herein) (or other references of like import) shall be deemed to include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus, the Prospectus or the General Disclosure Package, as the case may be, prior to the execution of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus, the Prospectus or the General Disclosure Package shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in the Registration Statement, such preliminary prospectus, the Prospectus or the General Disclosure Package, as the case may be, after the execution of this Agreement.

1. (a) The Company represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time referred to in Section 1(a)(i) hereof, as of the Closing Time referred to in Section 4(a) hereof, and agrees with each Underwriter, as follows:

(i) The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration

Statement or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted by or are pending before or, to the knowledge of the Company, are threatened by the Commission, and any request on the part of the Commission to the Company for additional information has been complied with.

Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto, at the time it became effective and at the Closing Time complied and will comply with in all material respects the requirements of the 1933 Act, the 1933 Act Regulations, the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”) and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no representations or warranties as to that part of the Registration Statement which shall constitute the Statements of Eligibility and Qualification (Form T-1) under the 1939 Act of the Trustee. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described in Section 8(b) hereof.

The Final Term Sheet (as defined below), the Issuer-Represented General Free Writing Prospectus (as defined below) issued at or prior to the Applicable Time (as defined below) and the Statutory Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”), as of the Applicable Time did not, and of the Closing Time will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 4:44 p.m. (Eastern Time) on July 17, 2014.

“Final Term Sheet” means the final term sheet in the form set forth on Schedule II hereto, reflecting the final terms of the Securities.

“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer-Represented General Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule III hereto.

“Section 5(d) Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the 1933 Act.

“Section 5(d) Writing” means any Section 5(d) Communication that is a written communication within the meaning of Rule 405 under the 1933 Act.

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof. For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b).

Each (A) Issuer-Represented Free Writing Prospectus and (B) Section 5(d) Writing, when considered together with the General Disclosure Package as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the issuer notified or notifies the Representatives, did not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus, the Statutory Prospectus or the Prospectus, which information in any such Issuer-Represented Free Writing Prospectus or Section 5(d) Writing has not been superseded or modified; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in Section 8(b) hereof. If at any time following issuance of an Issuer-Represented Free Writing Prospectus or Section 5(d) Writing there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus or Section 5(d) Writing conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer-Represented Free Writing Prospectus or Section 5(d) Writing, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has notified or will promptly notify the Representatives and (ii) the Company has amended or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus or Section 5(d) Writing to eliminate or correct such conflict, untrue statement or omission.

(ii) The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply, in each case, in all material respects with the requirements of the Securities Exchange Act of 1934 (the “1934 Act”) and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”) and, when read together with the other information in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective, or any amendment thereto became effective, at the time the Prospectus was issued and at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii) Any preliminary prospectus, the Prospectus and each Issuer-Represented Free Writing Prospectus when filed, if filed by electronic transmission, pursuant to EDGAR (except as may be permitted by Regulation S-T under the 1933 Act), was identical to the copy thereof delivered to the Representatives for use in connection with the offer and sale of the Securities.

(iv) The financial statements, including the related schedules and notes, filed with the Commission as a part of the Registration Statement and included in any preliminary prospectus and the Prospectus (the “Financial Statements”) present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the consolidated results of their operations and consolidated cash flows of the Company and its subsidiaries for the periods specified. Such Financial Statements, unless otherwise noted therein, have been prepared in conformity with generally accepted accounting principles in effect in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. No other financial statements or supporting schedules are required to be included in the Registration Statement, any preliminary prospectus and the Prospectus. The consolidated statement of income data, balance sheet data and earnings per share data for the three fiscal years ended December 31, 2013 and for the three-month periods ended March 31, 2014 and 2013 as set forth in the Prospectus under the caption “Selected Financial Information” fairly present the information therein on a basis consistent with that of the audited consolidated financial statements contained in the Registration Statement, any preliminary prospectus and the Prospectus. To the extent applicable, all disclosures contained in the Prospectus regarding “non-GAAP financial measures” as such term is defined by the rules and regulations of the Commission comply with Regulation G promulgated under the 1934 Act, the 1934 Act Regulations and Item 10(e) of Regulation S-K. The pro forma financial statements and the related notes thereto included in the Registration Statement, General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the required information and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(v) McGladrey LLP (“McGladrey”), the independent registered public accounting firm that audited the financial statements of the Company and its subsidiaries that are included in the Registration Statement and the Prospectus, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(vi) Harper & Pearson Company, P.C. (“H&P”), the independent registered public accounting firm that audited the financial statements of BOH Holdings, Inc. and its subsidiaries that are included in the Registration Statement and the Prospectus, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(vii) The statistical and market-related data contained in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company believes are reliable and accurate.

(viii) This Agreement has been duly authorized, executed and delivered by the Company and, when duly executed by the Representatives, will constitute the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles and except as any indemnification or contribution provisions thereof may be limited under applicable securities laws.

(ix) Since the date of the most recently dated audited consolidated balance sheet contained in the Financial Statements, (A) the Company and its subsidiaries, considered as one enterprise, have not sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and there has not been any material change in the capital stock or long-term debt of the Company and its subsidiaries or any material adverse change, or any development known to the Company that the Company reasonably expects to cause a prospective material adverse change, in or affecting the general affairs, management, earnings, business, properties, assets, consolidated financial position, business prospects, consolidated shareholders’ equity or consolidated results of operations of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), in each case in this clause (A) other than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, (B) there have been no transactions entered into by the Company or any of its subsidiaries which are material with respect to the Company and its subsidiaries considered as one enterprise, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus.

(x) The Company and its subsidiaries have good and indefeasible title in fee simple to all real property and good and indefeasible title to all personal property owned by them, in each case free and clear of all mortgages, pledges, security interests, claims, restrictions, liens, encumbrances and defects except such as are described generally in the Registration Statement, the General Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, and neither the Company nor any subsidiary has received any written or oral notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xi) The Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended (“BHCA”) and has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Texas, with the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing under the laws of each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(xii) The Bank and each material subsidiary of the Company has been duly incorporated or organized and is validly existing as a corporation, limited liability company, trust company, statutory business trust or bank in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except in each case where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. The activities of the Company’s subsidiaries are permitted of subsidiaries of a bank holding company under applicable law and the rules and regulations of the Federal Reserve Board (the “FRB”) set forth in Title 12 of the Code of Federal Regulations. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary. There are no outstanding rights, warrants or options to acquire or instruments convertible into or exchangeable for any capital stock or equity securities of any of the Company’s subsidiaries. None of the outstanding shares of capital stock of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distributions on such subsidiary’s capital stock or common securities, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company. The only subsidiaries of the Company are the subsidiaries listed on Schedule IV hereto.

(xiii) The Company has an authorized capitalization as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Capitalization,” and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of capital stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. The description of the Company’s stock option, stock bonus and other stock plans or compensation arrangements and the options or other rights granted thereunder, incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, accurately and fairly presents, in all material respects, the information required to be described therein with respect to such plans, arrangements, options and rights.

(xiv) The Indenture has been duly authorized by the Company and duly qualified under the 1939 Act and, when duly executed and delivered by the Company and the Trustee, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Indenture conforms in all material respects to the description of the Indenture contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(xv) The Securities to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when delivered to and paid for by the Underwriters, will have been duly executed by the Company in accordance with the provisions of the Indenture. The Securities, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price for the Securities as provided in this Agreement, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and the terms of the Indenture, except as may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture.

(xvi) The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

(xvii) The issue and sale of the Securities by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated have been duly authorized by all necessary corporate action of the Company and do not and will not, whether with or without the giving of notice or passage of time or both, (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or result in a Repayment Event (as defined below) under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the certificate of formation, articles of incorporation, articles of association or charter (as applicable) or bylaws of the Company or any of its subsidiaries, or (C) subject to compliance by all necessary persons with the applicable provisions of the Change in Bank Control Act of 1978 and Regulation Y promulgated in part thereunder, result in any violation of any statute or any order, rule or regulation of any federal, state, local or foreign court, arbitrator, regulatory authority or governmental agency or body (each a “Governmental Entity”) having jurisdiction over the Company or any of its subsidiaries or any of their properties, except for, in the case of clauses (A) and (C) those conflicts, breaches, violations, defaults or Repayment Events that would not result in a Material Adverse Effect; no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities, the performance by the Company of its obligations hereunder or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the 1933 Act of the Securities and except as may be required under the rules and regulations of the Nasdaq Stock Market (“Nasdaq”) or the Financial Industry Regulatory Authority (“FINRA”) and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters. As used herein, a “Repayment Event” means any event or condition, the occurrence or existence of which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary prior to its scheduled maturity.

(xviii) Neither the Company nor any of its subsidiaries is (A) in violation of its certificate of formation, articles of incorporation, articles of association or charter (as applicable), bylaws or other governing documents or (B) in breach, violation or default (with or without notice or lapse of time or both) of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or to which any of the property or assets of the Company or any subsidiary is subject except in each case for such breaches, violations or defaults that would not result in a Material Adverse Effect.

(xix) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries are conducting their respective businesses in compliance in all material respects with all federal, state, local and foreign statutes, laws, rules, regulations, decisions, directives and orders applicable to them (including, without limitation, all regulations and orders of, or agreements with, the FRB, the Texas Department of Banking (the “TDB”) and the FDIC, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, all other applicable fair lending laws or other laws relating to discrimination and the Bank Secrecy Act and Title III of the USA Patriot Act), and neither the Company nor any of its subsidiaries has received any written or oral communication from any Governmental Entity asserting that the Company or any of its subsidiaries is not in material compliance with any statute, law, rule, regulation, decision, directive or order.

(xx) There are no legal or governmental actions or suits, investigations, inquiries or proceedings before or by any court or Government Entity, now pending or, to the knowledge of the Company, threatened or contemplated, to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject (A) that is required to be disclosed in the Registration Statement by the 1933 Act or the 1933 Act Regulations and is not disclosed therein or (B) which, if determined adversely to the Company or any of its subsidiaries, would be reasonably expected to result, individually or in the aggregate, in a Material Adverse Effect; all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their property is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to their respective businesses, are not reasonably expected to result, individually or in the aggregate, in a Material Adverse Effect, and there are no contracts or documents of the Company or any of its subsidiaries which would be required by the 1933 Act or the 1933 Act Regulations to be described in the Registration Statement or to be filed as exhibits thereto which have not been so described or filed.

(xxi) Each of the Company and its subsidiaries (A) possesses all permits, licenses, approvals, consents and other authorizations of (collectively, “Governmental Licenses”), (B) has made all filings, applications and registrations with, all Governmental Entities necessary to permit the Company or such subsidiary to conduct the business now operated by the Company or such subsidiary, and (C) is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect. All of the Governmental Licenses currently held by the Company or any of its subsidiaries are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.

(xxii) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state or local statute, law, rule, regulation, ordinance, or code or any applicable judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) each of the Company and its subsidiaries has all permits, authorizations and approvals required to be held by it under any applicable Environmental Laws and is in compliance in all material respects with the requirements of each such permit, authorization and approval held by it, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries, and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxiii) The Company and each of its subsidiaries own or possess adequate rights to use or can acquire on reasonable terms ownership or rights to use all patents, patent applications, patent rights, licenses, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and know-how (including trade secrets and other unpatented and/or unpatentable property or confidential information, systems or procedures and excluding generally commercially available “off the shelf” software programs licensed pursuant to shrink wrap or “click and accept” licenses) (collectively, “Intellectual Property”) necessary for the conduct of their respective businesses, except in each case where the failure to own or possess such rights would not, individually or in the aggregate, result in a Material Adverse Effect, and have not received any notice of any claim of infringement or conflict with, any such rights of others or any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, except in each case where such infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would result in a Material Adverse Effect.

(xxiv) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required to be described in the Registration Statement and the Prospectus by the 1933 Act or the 1933 Act Regulations which has not been so described.

(xxv) Neither the Company nor the Bank is or, after giving effect to the offering and sale of the Securities, and after receipt of payment for the Securities and the application of the net proceeds as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, will be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xxvi) The Company is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder applicable to the Company and as to which compliance is currently required by the Company.

(xxvii) Neither the Company nor any of its subsidiaries, nor any affiliates of the Company or its subsidiaries, has taken or will take, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

(xxviii) None of the Company, its subsidiaries and, to the knowledge of the Company, their respective directors, officers, employees and agents and other persons, in each case, acting on behalf of the Company or any of its subsidiaries has (A) used any corporate funds of the Company or any of its subsidiaries to make any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds of the Company or any of its subsidiaries, (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, and the Company has instituted and maintains policies and procedures designed to ensure compliance therewith, or (D) made any bribe, illegal rebate, payoff, influence payment, kickback or other unlawful payment.

(xxix) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents, in all material respects, the required information and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company and each of its subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) and Rule 15(d)-15(f) under the 1934 Act), that complies with the requirements of the 1934 Act applicable to them; the Company’s internal control over financial reporting is effective; and since the end of the Company’s most recent audited fiscal year, there has been (X) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) of which the Company is aware and (Y) no change in the Company’s internal control over financial reporting that has materially affected adversely, or is reasonably likely to materially affect adversely, the Company’s internal control over financial reporting.

(xxx) The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) and Rule 15d-15(e) under the 1934 Act) that comply with the requirements of the 1934 Act that are applicable to an issuer that has a class of securities registered under Section 12 of the 1934 Act.

(xxxi) None of the Company, the Bank and any of their subsidiaries is in violation of any order or directive from the FRB, the TDB, the FDIC, the Commission or any regulatory authority to make any material change in the method of conducting its respective businesses. The Company, the Bank and their subsidiaries, have conducted and are conducting their business so as to comply in all material respects with all applicable statutes, regulations and administrative and court decrees (including, without limitation, all regulations, decisions, directives and orders of the FRB, the TDB, the FDIC and the Commission). Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is subject or is party to, or has received any notice or advice that any of them may become subject or party to, any investigation with respect to, any corrective, suspension or cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter, or is subject to any directive by, or has been a recipient of any supervisory letter from any Regulatory Agency (as defined below) that, in each case, currently relates to or materially restricts in any respect the conduct of their business or that in any manner relates to capital adequacy, credit policies or management, nor at the request or direction of any Regulatory Agency has the Company or any of its subsidiaries adopted any board resolution that is reasonably likely to have a Material Adverse Effect (each, a “Regulatory Agreement”), nor has the Company or any of its subsidiaries been advised by any Regulatory Agency that such Regulatory Agency is considering issuing or requesting any such Regulatory Agreement or any such Regulatory Agreement is pending or, to the knowledge of the Company, threatened. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries are each in substantial compliance with any Regulatory Agreements, including memorandums of understanding and any other orders or agreements with the TDB, and there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its subsidiaries which, in the reasonable judgment of the Company, currently results in or is expected to result in a Material Adverse Effect. As used herein, the term “Regulatory Agency” means any Governmental Entity having supervisory or regulatory authority with respect to the Company or any of its subsidiaries, including, but not limited to, any federal or state agency charged with the supervision or regulation of depositary institutions or holding companies of depositary institutions, or engaged in the insurance of depositary institution deposits.

(xxxii) Each “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) is in compliance with ERISA, except where the failure to be in compliance with ERISA would not result in a Material Adverse Effect. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). None of the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Sections 412, 4971 or 4975 of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the Internal Revenue Service regarding its qualification under such section and, to the knowledge of the Company, its subsidiaries and its ERISA affiliates, nothing has occurred whether by action or failure to act, which would cause the loss of such qualification.

(xxxiii) The Company and its subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes are prudent and customary in the business in which the Company and its subsidiaries are engaged. Neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to obtain insurance coverage from insurers similar to their current insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. Neither the Company nor any subsidiary of the Company has been denied any insurance coverage which it has sought or for which it has applied in any instance in which such insurance coverage was offered by the carrier from which the Company or such subsidiary sought such coverage or to which it applied for such coverage.

(xxxiv) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company, or the Underwriters, for a brokerage commission, finder’s fee or other like payment in connection with the sale of the Securities.

(xxxv) The Company and its subsidiaries have (i) filed all necessary federal, state and foreign income and franchise tax returns that they are required to have filed or have properly requested extensions of the deadline for the filing therefor and all such tax returns as filed are true, complete and correct in all material respects and (ii) have paid all taxes required to be paid by any of them, other than such taxes as may be paid at a later date without any penalty or fine and except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties, the nonpayment or late payment of which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. To the extent required by GAAP, the applicable Financial Statements reflect adequate accruals in respect of all federal, state and foreign income and franchise taxes for periods prior to December 31, 2013 as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

(xxxvi) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, which, in any case, would reasonably be expected to result in a Material Adverse Effect.

(xxxvii) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, money laundering statutes applicable to the Company and its subsidiaries, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxviii) The Company has not distributed and, prior to the later to occur of (i) the Closing Time and (ii) completion of the distribution of the Securities, will not distribute any prospectus (as such term is defined in the 1933 Act and the 1933 Act Regulations) in connection with the offering and sale of the Securities other than the Registration Statement, any preliminary prospectus, the Prospectus or such other materials, if any, permitted by the 1933 Act or the 1933 Act Regulations and approved by the Representatives.

(xxxix) No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained in the Registration Statement, the General Disclosure Package and the Prospectus and any Issuer-Represented Free Writing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xl) Neither the Company nor any of its subsidiaries has participated in any reportable transaction, as defined in Treasury Regulation Section 1.6011-(4)(b)(1).

(xli) Except as disclosed in the Registration Statement, any preliminary prospectus and the Prospectus, each of the Company and its subsidiaries has good and indefeasible title to all securities held by it (except securities sold under repurchase agreements, pledged to secure deposits or derivative contracts or held in any fiduciary or agency capacity) free and clear of any lien, claim, charge, option, encumbrance, mortgage, pledge or security interest or other restriction of any kind, except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of the Company or any of its subsidiaries and except for such defects in title or liens, claims, charges, options, encumbrances, mortgages, pledges or security interests or other restrictions of any kind that would not, individually or in the aggregate, result in a Material Adverse Effect. The value of such securities as reflected in the accounting records of the Company and its subsidiaries has been determined in accordance with GAAP.

(xlii) Any and all material swaps, caps, floors, futures, forward contracts, option agreements (other than employee stock options) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or one of its subsidiaries or for the account of a customer of the Company or one of its subsidiaries, were entered into in the ordinary course of business and in accordance with prudent business practice and applicable laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed to be financially responsible at the time of execution of such instruments, contracts or arrangements. The Company and each of its subsidiaries have duly performed all of their respective obligations thereunder to the extent that such obligations to perform have accrued, and there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder, except for such breaches, violations, defaults, allegations or assertions that, individually or in the aggregate, would not result in a Material Adverse Effect.

(xliii) Neither the Company nor any director, officer, agent, employee or affiliate of the Company is (a) currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); (b) located, organized or resident in a country or territory that is the subject of such sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria); and (c) the Company will not, directly or indirectly, use the proceeds of the offering contemplated hereby, or lend, contribute or otherwise make available such proceeds to any of its subsidiaries, any joint venture partner of the Company or any of its subsidiaries or any other person or entity, for the purpose of financing the activities of any person in, or engage in dealings or transactions with any person in, any country, or territory, subject to any U.S. sanctions administered by OFAC.

(xliv) Except as described in the General Disclosure Package or the Prospectus, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons to which the Company or any of its subsidiaries is a party, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(xlv) To the knowledge of the Company, after inquiry of its officers and directors, there are no affiliations with any FINRA member firm among the Company’s officers, directors, or principal shareholders, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, or as otherwise disclosed in writing to the Underwriters and except that Mr. Vincent J. Viola, a principal shareholder of the Company, and Mr. Douglas A. Cifu and Michael T. Viola, both of whom are directors of the Company, may be deemed to be affiliated with a FINRA member firm.

(xlvi) Other than the Notes, the Company has no debt securities to which a rating is accorded by any “nationally recognized statistical rating organization”, as defined in Section 3(a)(62) of the 1934 Act.

(xlvii) From the enactment of the Jumpstart Our Business Act on April 5, 2012 through the date hereof, the Company has met and meets the definition of an “emerging growth company,” as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”).

(xlviii) The Company (a) has not engaged in any Section 5(d) Communications and (b) has not authorized anyone other than the Representatives to engage in Section 5(d) Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Section 5(d) Communications.

(b) The Bank represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time referred to in Section 1(a)(i) hereof, as of the Closing Time referred to in Section 4(a) hereof, and as of each Date of Delivery (if any) referred to in Section 2 hereof, and agrees with each Underwriter, as follows:

(i) The Bank has been duly chartered and is validly existing as a Texas state bank in good standing under the laws of the State of Texas, with the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement. The Bank is the only depository institution subsidiary of the Company and the Bank is a member in good standing of the Federal Home Loan Bank System. The Bank is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect. The activities of the Bank are permitted under the laws and regulations of the State of Texas and the deposit accounts in the Bank are insured up to the applicable limits by the FDIC and no proceeding for the termination or revocation of such insurance is pending or, to the knowledge of the Bank, threatened against the Bank.

(ii) Neither the Bank nor any of its subsidiaries is in violation of its articles of association or certificate of formation (as applicable) or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or to which any of the property or assets of the Bank or any of its subsidiaries is subject except for such defaults that would not result in a Material Adverse Effect.

(iii) This Agreement has been duly authorized, executed and delivered by the Bank and, when duly executed by the Representatives, will constitute the valid and binding agreement of the Bank, enforceable against the Bank in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles and except as any indemnification or contribution provisions thereof may be limited under applicable securities laws.

(iv) The execution and delivery of this Agreement by the Bank and the compliance and performance by the Bank with and of all of the provisions of this Agreement have been duly authorized by all necessary corporate action on the part of the Bank and do not and will not, whether with or without the giving of notice or passage or time or both, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or result in a Repayment Event under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Bank or any of its subsidiaries is a party or by which the Bank or any of its subsidiaries is bound or to which any of the property or assets of the Bank or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the articles of association or bylaws of the Bank or any statute or any order, rule or regulation of any Governmental Entity having jurisdiction over the Bank or any of its subsidiaries or any of their properties, except for those conflicts, breaches, violations, defaults or Repayment Events that would not result in a Material Adverse Effect.

(c) Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Representatives in connection with the offering of Securities shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters set forth therein as of the date of such certificate.

(d) The Bank is not and, after giving effect to the consummation of the transactions contemplated herein, will not be an “investment company,” as such term is defined in the Investment Company Act.

2. (a) Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the price equal to 98.5% of the aggregate principal amount of the Securities, the aggregate principal amount of the Securities set forth opposite such Underwriters’ respective names in Schedule I, plus any additional number of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.

(b) It is understood that Notes having a public offering price equal to an aggregate principal amount of $3,000,000 initially (the “Directed Notes”) will be reserved by the Underwriters from the aggregate principal amount offered for offer and sale to the officers and directors of the Company upon the terms and conditions set forth in the Prospectus and in accordance with the rules and regulations of FINRA. Under no circumstances will the Representatives or any Underwriter be liable to the Company or to any purchaser of Directed Notes for any action taken or omitted to be taken in good faith in connection with such Directed Note program. Notwithstanding the foregoing, to the extent that any Directed Notes are not affirmatively reconfirmed for purchase by any Directed Note Purchaser listed on Schedule V hereto on or immediately after the date of this Agreement (the “Unsold Directed Notes”), such Unsold Directed Notes may be offered by the Underwriters to the public as part of the public offering contemplated herein.

(c) It is understood that each Underwriter has authorized the Representatives, for such Underwriter’s account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities that such Underwriter has agreed to purchase. Each of Sandler O’Neill + Partners, L.P. and U.S. Bancorp Investments, Inc., individually and not as Representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by Sandler O’Neill + Partners, L.P. and U.S. Bancorp Investments, Inc. by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

3. Upon the authorization by the Representatives of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

4. The Securities to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, through the facilities of DTC, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance. The time and date of such delivery and payment shall be 10:00 A.M. (Eastern time) on July 22, 2014 (such time and date of payment and delivery being herein called “Closing Time”).

The documents to be delivered at Closing Time by or on behalf of the parties hereto, including the cross receipt for the Securities, will be delivered at the offices of Bracewell & Giuliani LLP, 711 Louisiana Street, Suite 2300 Houston, Texas 77002, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M. (Eastern time) on July 22, 2014, or such other time and date as the Representatives and the Company may agree upon in writing.

5. The Company further covenants and agrees with each of the Underwriters as follows:

(a) The Company will prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the 1933 Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430B under the 1933 Act and will make no further amendment or any supplement to the Registration Statement or the Prospectus that shall be reasonably disapproved by the Representatives promptly after reasonable notice thereof. The Company will advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed with the Commission or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission and furnish the Representatives with copies thereof and will advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order with respect to the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, any Issuer-Represented Free Writing Prospectus, any Section 5(d) Writing or the Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, any preliminary prospectus, any Issuer-Represented Free Writing Prospectus, any Section 5(d) Writing or the Prospectus or for additional information, and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any preliminary prospectus, any Issuer-Represented Free Writing Prospectus, any Section 5(d) Writing or the Prospectus or suspending any such qualification, promptly use its best efforts to obtain the withdrawal of such order.

(b) The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either any preliminary prospectus (including the prospectus included in the Registration Statement at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Representatives shall reasonably object.

(c) The Company has furnished or will deliver to the Representatives and counsel for the Representatives, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits). The copies of the Registration Statement and each amendment thereto furnished to the Representatives will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Promptly from time to time, the Company will take such action as the Representatives may reasonably request to qualify the Securities for offering and sale under the securities laws of such states and other jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction. In each state or other jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such state or other jurisdiction to continue such qualification in effect until the completion of the distribution of the Securities. The Company will also supply the Representatives with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdiction as the Representatives may reasonably request.

(e) Prior to 10:00 a.m., Eastern Time, on the business day next succeeding the date of this Agreement and from time to time, the Company will furnish the Underwriters with copies of the Prospectus in New York City in such quantities as the Representatives may from time to time reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the 1933 Act, notify the Representatives and upon the Representatives’ request prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus that will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon such Underwriter’s request, but at the expense of such Underwriter, prepare and deliver to such Underwriter as many copies as it may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the 1933 Act.

(f) The Company will comply with the 1933 Act and the 1933 Act Regulations, the 1939 Act, the 1939 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Representatives or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time, to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 5(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Representatives such number of copies of such amendment or supplement as the Representatives may reasonably request. If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(g) The Company will make generally available to its securityholders as soon as practicable, an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the 1933 Act and the 1933 Act Regulations (including, at the option of the Company, Rule 158).

(h) During a period of three years from the effective date of the Registration Statement, the Company will furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including balance sheets and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to such holders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided that if the Company files an annual report on Form 10-K or quarterly report on Form 10-Q by means of EDGAR, the Company shall be deemed to have furnished such report to such holders in compliance with the requirements of this section.

(i) During a period of three years from the effective date of the Registration Statement, the Company will furnish to the Representatives copies of all reports or other communications (financial or other) furnished to holders of the Securities, and to deliver to the Representatives (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and (ii) such additional information concerning the business and financial condition of the Company as the Representatives may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission); provided that if the Company files any such reports or other communications of the type contemplated by clause (i) above with the Commission and such report or materials are or will become available on EDGAR, the Company shall be deemed to have furnished such report or other communications to the Representatives in compliance with the requirements of this section.

(j) The Company will use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Use of Proceeds.”

(k) Until completion of the distribution of the Securities, the Company will file (i) all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations and (ii) such information on Form 10-K or Form 10-Q as may be required by Rule 463 under the 1933 Act.

(l) During the period of 180 days from the date of the Prospectus, the Company will not make any offer relating to the Securities that would constitute an Issuer-Represented Free Writing Prospectus unless it obtains the prior written consent of the Representatives, which consent shall not be unreasonably withheld, conditioned or delayed, and has complied and will comply with the requirements of Rule 433 applicable to any Issuer-Represented Free Writing Prospectus, including, where and when required, timely filing with the Commission, legending and record keeping.

(m) The Company shall comply, and use its commercially reasonable efforts to cause the Company’s directors and officers, in their capacities as such, to comply, in all material respects, with all effective applicable provisions of the Sarbanes-Oxley Act and the rules and regulations thereunder.

(n) The Company will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any securities of the Company, whether to facilitate the sale or resale of the Securities or otherwise, and the Company will, and shall use its commercially reasonable efforts to cause each of its affiliates to, comply with all applicable provisions of Regulation M with respect to any securities of the Company. If the limitations of Rule 102 of Regulation M (“Rule 102”) do not apply with respect to the Securities or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Representatives (or, if later, at the time stated in the notice), the Company will, and shall use its commercially reasonable efforts to cause each of its affiliates to, comply with Rule 102 as though such exception were not available, but the other provisions of Rule 102 (as interpreted by the Commission) did apply.

(o) The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the completion of the distribution of the Securities within the meaning of the 1933 Act.

(p) If at any time following the distribution of any Section 5(d) Writing, there occurred or occurs an event or development as a result of which such Section 5(d) Writing would include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and, if not already superseded by a later filed Registration Statement, will promptly amend or supplement, at its own expense, such Section 5(d) Writing to eliminate or correct such untrue statement or omission.

(q) The Company will prepare the Final Term Sheet in form and substance satisfactory to the Representatives, and the Company represents and agrees that, unless it obtains the prior consent of the Representatives and each Underwriter, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Representatives and the Company is hereinafter referred to as a “Permitted Free Writing Prospectuses.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. Notwithstanding the foregoing, the Company consents to the use by any Underwriter of a free writing prospectus that contains only (a)(i) information describing the preliminary terms of the Securities or their offering, (ii) information meeting the requirements of Rule 134 of the 1933 Act Regulations or (iii) information that describes the final terms of the Securities or their offering and that is included in the Final Term Sheet or (b) other customary information that is neither “issuer information,” as defined in Rule 433, nor otherwise an Issuer-Represented Free Writing Prospectus.

6. The Company covenants and agrees with the Representatives that the Company will pay or cause to be paid the following, whether or not the transactions contemplated herein are completed: (i) the reasonable out-of-pocket expenses incurred by the Representatives on behalf of the Underwriters in connection with their engagement, including without limitation, outside legal fees and expenses, marketing, syndication and travel expenses; provided, however that such expenses shall not exceed $125,000; (ii) the cost of obtaining all securities and bank regulatory approvals, including any required FINRA fees, including the filing fees incident thereto; (iii) all fees and disbursements of the Company’s counsel and accountants in connection with the registration of the Securities under the 1933 Act and all other expenses in connection with the preparation, printing and filing of amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (iv) all expenses in connection with the qualification of the Securities for offering and sale under state securities as provided in Section 5(d) hereof, including the fees and disbursements of counsel for the Representatives in connection with such qualification and in connection with the Blue Sky survey; (v) the cost of printing or reproducing any agreement among Underwriters, this Agreement, the Blue Sky survey, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (vi) the fees and expenses of the Trustee, including fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (vii) the cost and charges of any transfer agent or registrar; (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show with the consent of the Company; (ix) any fees payable in connection with the rating of the Securities; (x) the fees and expenses incurred in connection with having the Securities eligible for clearance, settlement and trading through the facilities of DTC; and (xi) all other costs and expenses incident to the performance of the Company’s obligations hereunder which are not otherwise specifically provided for in this Section 6.

7. The obligations of the Underwriters hereunder to purchase and pay for the Securities as provided herein on the Closing Time shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Closing Time, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the 1933 Act Regulations and in accordance with Section 5(a) hereof (or a post-effective amendment shall have been filed and declared effective in accordance with the requirements of Rule 430B), if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 4:00 p.m., Eastern Time, on the date of this Agreement, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission, and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction, the Final Term Sheet and any other material required to be filed by the Company pursuant to Rule 433(d) under the 1933 Act shall have been filed with the Commission within the applicable time periods prescribed in such filings by Rule 433, and FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(b) At the Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Andrews Kurth LLP, counsel for the Company, in form and substance satisfactory to counsel for the Representatives, to the effect set forth in Exhibit A hereto. Such counsel may also state that, insofar as either such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(c) At the Closing Time, the Representatives shall have received the opinion, dated as of Closing Time, of Bracewell & Giuliani LLP, counsel for the Underwriters. The opinion shall address the matters as the Representatives may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(d) On the date of this Agreement and at the Closing Time, McGladrey shall have furnished to the Representatives a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, containing statements and information of the type ordinarily included in accountants “comfort letters” to underwriters with respect to the financial statements of the Company and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus, provided that the letter delivered as of the Closing Time shall use a “cut-off” date no more than three business days prior to the Closing Time.

(e) On the date of this Agreement and at the Closing Time, H&P shall have furnished to the Representatives a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, containing statements and information of the type ordinarily included in accountants “comfort letters” to underwriters with respect to the financial statements of BOH Holdings, Inc. and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus, provided that the letter delivered as of the Closing Time shall use a “cut-off” date no more than three business days prior to the Closing Time.

(f) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental or regulatory action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, and (ii) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, capital adequacy for regulatory purposes, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, or their business affairs, business prospects or regulatory affairs, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at the Closing Time on the terms and in the manner contemplated in the Prospectus.

(g) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on Nasdaq; (ii) a suspension or material limitation in trading in the Company’s securities on Nasdaq; (iii) a general moratorium on commercial banking activities declared by either federal or Texas authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, including, without limitation, as a result of terrorist activities occurring after the date hereof, if the effect of any such event specified in clause (iv) or (v), in the reasonable judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at the Closing Time on the terms and in the manner contemplated in the Prospectus.

(h) The Representatives shall have received a certificate of the Chairman and Chief Executive Officer or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though made at and as of the Closing Time, (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are to their knowledge contemplated by the Commission and (iv) no event of default under the Indenture or default with notice and/or lapse of time that would be an event of default in respect of the Securities has occurred and is continuing.

(i) Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the 1934 Act) of which the Company has notice or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

If any condition specified in this Section 7 shall not have been satisfied when and as required to be satisfied or shall not have been waived by such time, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Time. If the sale of any of the Securities provided for herein is not consummated because any condition set forth in this Section 7 is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will reimburse the Underwriters through the Representatives upon demand for all documented out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by the Underwriters in connection with the proposed offering of those of the Securities as to which such sale is not consummated; provided that any such out-of-pocket expenses incurred by the Underwriters shall be deemed to be expenses incurred by the Underwriters under clause (i) of Section 6 hereof for purposes of the proviso to such clause (i). In addition, such termination shall be subject to Section 6 hereof, and Sections 1, 8 and 10 hereof shall survive any such termination and remain in full force and effect.

8. (a) The Company and the Bank, jointly and severally, will indemnify and hold harmless each Underwriter, each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and their respective partners, directors, officers, employees and agents and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any

Issuer-Represented Free Writing Prospectus, any Section 5(d) Writing, any preliminary prospectus, the Registration Statement, the General Disclosure Package, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriters for any legal or other expenses reasonably incurred by the Underwriters in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and the Bank shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Issuer-Represented Free Writing Prospectus, any Section 5(d) Writing, any preliminary prospectus, the Registration Statement, the General Disclosure Package, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by an Underwriter through the Representatives expressly for use therein, provided that the Company, the Bank and the Underwriters hereby acknowledge and agree that the only information that the Underwriters have furnished to the Company consists solely of the information described as such in subsection (b) below. Notwithstanding the foregoing, the indemnification provided for by the Bank in this paragraph shall be limited with respect to the Bank to the extent necessary if (a) a Governmental Entity having jurisdiction over the Bank by written communication addressed to the Bank or its board of directors, including in connection with any examination of the Bank, informs the Bank or its board of directors that such Governmental Entity has determined that such indemnification violates Sections 23A or 23B of the Federal Reserve Act, as amended, or another law, rule, regulation or policy applicable to the Bank or the Company, (b) a Governmental Entity notifies the Bank that the indemnification would result in an adverse impact on the Bank’s examination ratings, (c) such indemnification would give rise to civil money penalties or other sanctions, or (d) the Bank determines, upon the written advice of counsel, that the payment of any indemnification hereunder by the Bank would violate any law, rule, regulation or policy applicable to the Bank or the Company. The Company and the Bank agree to notify the Representatives immediately upon receipt of such written advisement or notice. The Underwriters agree to cooperate with the Company in implementing any modification required by the foregoing.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its officers, directors and each person, if any, who controls the Company, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Issuer-Represented Free Writing Prospectus, any preliminary prospectus, the Registration Statement, the General Disclosure Package or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any preliminary prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by an Underwriter through the Representatives expressly for use therein (provided, however, that the Company and the

Underwriters hereby acknowledge and agree that the only such information that the Underwriters have furnished to the Company consists solely of the following: the allocation, concession and reallowance figures appearing in the Prospectus in the section entitled “Underwriting”) and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party otherwise than under such subsection, unless the indemnifying party has been prejudiced thereby. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party which consent shall not be unreasonably withheld, be counsel to the indemnifying party), provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to its and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume the legal defenses of such indemnified party or parties (but not to control the defense of such action as to the indemnifying party) and to otherwise participate in the defense of such action on behalf of such indemnified party or parties, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with, to the extent necessary in the circumstances, one separate local counsel in the jurisdiction in which such action is pending) to represent all indemnified parties, approved by the indemnifying party) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of one counsel for the indemnified party or parties (in addition to local counsel) shall be at the expense of the indemnifying party. The indemnifying party under this Section 8 shall not be liable for any settlement or compromise of or agreed judgment in any proceedings effected or agreed to without its express prior written consent, but if any such proceeding is settled or compromised, or an agreed judgment is entered into, with such consent or if there be a final judgment (other than an agreed judgment) rendered in favor of for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement, compromise, agreed judgment or other judgment. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Bank and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each officer and employee of an Underwriter and each person, if any, who controls such Underwriter within the meaning of the 1933 Act and the

1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Company. Notwithstanding the foregoing, the contribution obligation of the Bank in this paragraph shall be limited with respect to the Bank to the extent necessary if (a) a Governmental Entity having jurisdiction over the Bank by written communication addressed to the Bank or its board of directors, including in connection with any examination of the Bank, informs the Bank or its board of directors that such Governmental Entity has determined that such contribution violates Sections 23A or 23B of the Federal Reserve Act, as amended, or another law, rule, regulation or policy applicable to the Bank or the Company, (b) a Governmental Entity notifies the Bank that any contribution would result in an adverse impact on the Bank’s examination ratings, (c) such contribution would give rise to civil money penalties or other sanctions, or (d) the Bank determines, upon the written advice of counsel, that any contribution made by the Bank hereunder would violate any law, rule, regulation or policy applicable to the Bank or the Company.

(e) The obligations of the Company and the Bank under this Section 8 shall be in addition to any liability which the Company and the Bank may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls (within the meaning of the 1933 Act) any Underwriter, or any of the respective partners, directors, officers and employees of any Underwriter or any such controlling person. The obligations of each of the Underwriters under this Section 8 shall be in addition to any liability which each of the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls (within the meaning of the 1933 Act) the Company or the Bank or any of the respective directors and officers of the Company, the Bank or any such controlling person.

(f) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity.

9. (a) If any Underwriter shall default in its obligation to purchase and pay for the Securities that it has agreed to purchase hereunder at the Closing Time, the Representatives may in their discretion arrange for either or both of the Representatives or another party or other parties reasonably satisfactory to the Company to purchase such Securities on the terms contained herein. If within 36 hours after such default by any Underwriter, the Representatives do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties reasonably satisfactory to the Representatives to purchase such Securities on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that they have so arranged for the purchase of such Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Securities, the Representatives or the Company shall have the right to postpone the Closing Time for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the General Disclosure Package or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which the Representatives may determine to be made necessary thereby. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 9 with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in Section 9(a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-tenth of the aggregate principal amount of all the Securities to be purchased at the Closing Time, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Securities which such Underwriter agreed to purchase hereunder at the Closing Time and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the aggregate principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in Section 9(a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-tenth of the aggregate principal amount of all of the Securities to be purchased at the Closing Time or if the Company shall not exercise the right described in Section 9(b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

11. If this Agreement is terminated pursuant to the last paragraph of Section 7 hereof, such termination shall be without liability of any party to any other party except as provided in Section 6 hereof and provided further that Sections 1, 8 and 10 hereof shall survive such termination and remain in full force and effect.

12. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.

13. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Representatives shall be delivered or sent by mail, telex or facsimile transmission to the Representatives at Sandler O’Neill + Partners, L.P., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, Attention: General Counsel, with a copy to Bracewell & Giuliani LLP,

711 Louisiana Street, Houston, Texas 77002, Attention: William S. Anderson; and if to the Company shall be delivered or sent by mail or facsimile to Independent Bank Group, Inc., 1600 Redbud Boulevard, Suite 400, McKinney, Texas 75069-3257, Attention: Chief Executive Officer, with copies to Andrews Kurth LLP, 1717 Main Street, Suite 3700, Dallas, Texas 75201, Attention: Joseph A. Hoffman and Haynie Rake Repass & Lowry, PC, 14643 Dallas Parkway, Suite 550, Dallas, Texas 75254, Attention: Mark Haynie. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or the Underwriters, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement, (ii) in connection with the offering contemplated hereby and the process leading to such transaction the Underwriters are and have been acting solely as principals and are not the agents or fiduciaries of the Company, its subsidiaries or the Company’s shareholders, creditors, employees or any other third party, (iii) the Underwriters have not assumed nor will they assume an advisory or fiduciary responsibility in favor of the Company or its subsidiaries with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Company or its subsidiaries on any other matters) and the Underwriters have no obligation to the Company or its subsidiaries with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or its subsidiaries and the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship, (v) the Company and its subsidiaries waive, to the fullest extent permitted by law, any claims the Company may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Underwriters shall have no liability (whether direct or indirect) to the Company or its subsidiaries in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company, and (vi) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Bank consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

17. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES OF SAID STATE OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

THE COMPANY, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES, HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. THE COMPANY, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

18. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Any facsimile or electronically transmitted copies hereof or signatures hereon shall, for all purposes, be deemed originals.

19. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

20. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

21. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Bank and the Underwriters, or any of them, with respect to the subject matter hereof.

[Signatures on Next Page]

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Bank and the Company.

Very truly yours,

INDEPENDENT BANK GROUP, INC.

By:	/s/ David R. Brooks
Name: David R. Brooks
Title: Chairman and Chief Executive Officer

INDEPENDENT BANK

By:	/s/ David R. Brooks
Name: David R. Brooks
Title: Chairman and Chief Executive Officer

Signature Page to Underwriting Agreement

Accepted as of the date hereof:

Sandler O’Neill + Partners, L.P.
U.S. Bancorp Investments, Inc.

Acting severally on behalf of themselves and theseveral Underwriters named in Schedule I hereto

By:	SANDLER O’NEILL + PARTNERS, L.P.

	By:	Sandler O’Neill + Partners Corp.,
the sole general partner

	By:	/s/ Robert A. Kleinert
Name: Robert A. Kleinert
Title: An Officer of the Corporation

By:	U.S. BANCORP INVESTMENTS, INC.

	By:	/s/ Julie Brendel
Name: Julie Brendel
Title: Vice President

Signature Page to Underwriting Agreement

Schedule I

Underwriter	Principal Amount of Securities
Sandler O’Neill + Partners, L.P.	$32,500,000
U.S. Bancorp Investments, Inc.	22,750,000
Evercore Group L.L.C.	3,250,000
Keefe, Brueyette & Woods, Inc.	3,250,000
Sterne Agee & Leach, Inc.	3,250,000

Total	$65,000,000

I-1

Schedule II

Pricing Term Sheet

Dated July 17, 2014

$65,000,000

5.875% Subordinated Notes due August 1, 2024

Unless otherwise indicated, terms used but not defined herein have the meanings assigned to such terms in the Prospectus.

Issuer:	Independent Bank Group, Inc.

Security Type:	5.875% Subordinated Notes due August 1, 2024

Aggregate Principal Amount:	$65,000,000

Rating:	The Subordinated Notes are rated BBB- by Kroll Bond Rating Agency. A rating reflects only the view of a rating agency, and it is not a recommendation to buy, sell or hold the Subordinated Notes. Any rating can be revised upward or downward or withdrawn at any time by a rating agency if such rating agency decides that circumstances warrant that change.

Coupon:	5.875%

Interest Payment Dates:	February 1 and August 1 of each year, commencing on February 1, 2015

Maturity:	August 1, 2024

Yield-to-Maturity:	5.875%

Call Provision:	Non-Call Life

II-1

Special Event Redemption:	The Subordinated Notes may not be redeemed prior to maturity, except that the Company may redeem the Subordinated Notes, at its option, in whole if (i) a change or prospective change in law occurs that could prevent the Company from deducting interest payable on the Subordinated Notes for U.S. federal income tax purposes, (ii) a subsequent event occurs that precludes the Subordinated Notes from being recognized as Tier 2 capital for regulatory purposes, or (iii) the Company is required to register as an investment company under the Investment Company Act of 1940, as amended.

Issue Price to Investors:	100%

Underwriters’ Discount:	1.5%

Net Proceeds to Issuer (after underwriting discounts, but before expenses):	$64,025,000

Day Count Convention:	30 / 360

Denominations:	$1,000 denominations and integral multiples of $1,000

Subordination:	The Subordinated Notes will be subordinate in right of payment to all senior indebtedness of the Company as described in detail in the Prospectus.

CUSIP / ISIN:	45384B AA4 / US45384BAA44

Joint Book-Running Managers:	Sandler O’Neill + Partners, L.P.; U.S. Bancorp Investments, Inc.

Co-Managers:	Evercore Partners; Keefe, Bruyette & Woods, Inc.; Sterne, Agee & Leach, Inc.

Announce Date:	July 15, 2014

Trade Date:	July 17, 2014

Settlement Date (T+3):	July 22, 2014

The Issuer has filed a registration statement (including a prospectus) on Form S-3 (File No. 333-196627) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and the other documents the Issuer has filed with the SEC (including a prospectus supplement relating to the offering) for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Sandler O’Neill + Partners, L.P. toll free at 1-866-805-4128 or U.S. Bancorp Investments, Inc. toll free at 1-877-558-2607.

Schedule III

Issuer-Represented General Free Writing Prospectus

Final Term Sheet

III-1

Schedule IV

List of Subsidiaries

Banking Subsidiary	Jurisdiction of Organization
Independent Bank	Texas

Nonbanking Subsidiary	Jurisdiction of Organization
IBG Adriatica Holdings, Inc.	Texas

IBG Aircraft Acquisition, Inc.	Texas

IBG Real Estate Holdings, Inc.	Texas

IB Trust I	Delaware

IB Trust II	Delaware

IB Trust III	Delaware

IB Centex Trust I	Delaware

Community Group Statutory Trust I	Delaware

IV-1

Schedule V

Directed Note Purchases

Dan Brooks

V-1

EXHIBIT A

Form of Opinion of Counsel to the Company

to be delivered pursuant to Section 7(b)

(i) The Company has been incorporated, is validly existing and is in good standing as a corporation under the laws of the State of Texas and is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

(ii) The Company has full corporate power and corporate authority to own, lease and operate its properties and to conduct its business as such business is described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

(iii) The Bank has been organized and is validly existing as a Texas state bank and is in good standing under the laws of the State of Texas, with the corporate power and corporate authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement. The Bank is the only subsidiary of the Company that is a depository institution (as defined in the Texas Bank Act, as amended) and the Bank is a member in good standing of the Federal Home Loan Bank of Dallas.

(iv) The Securities have been duly authorized and executed by the Company and, when authenticated by the Trustee and issued and delivered in the manner provided in the Indenture against payment of the consideration therefor in accordance with the Underwriting Agreement, will have been duly authenticated, issued and delivered and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits provided by the Indenture. The Securities conform in all material respects to the description thereof contained in the Prospectus.

(v) The Base Indenture has been duly authorized, executed and delivered by the Company. The First Supplemental Indenture has been duly authorized, executed and delivered by the Company. Assuming the due authorization, execution and delivery of the Base Indenture and the First Supplemental Indenture by the Trustee, the Indenture constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms. The Base Indenture conforms in all material respects to the description thereof contained in the Base Prospectus. The terms, conditions and provisions of the Securities as set forth in the First Supplemental Indenture conform in all material respects to the description thereof contained in the Prospectus Supplement.

(vi) The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

(vii) The Underwriting Agreement has been duly authorized, executed and delivered by each of the Company and the Bank.

(viii) Any required filing of the Prospectus pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b).

(ix) The Registration Statement as of the date on which it was declared effective by order of the Securities and Exchange Commission and the Prospectus as of July 17, 2014 (other than the financial statements and supporting schedules included and other related financial and accounting data and information contained therein or in exhibits to or excluded from the Registration Statement, as to which such counsel may express no opinion) complied as to form in all material respects with the applicable requirements of the Securities Act.

(x) The statements made in the General Disclosure Package and in the Prospectus under the captions “Description of Debt Securities” and “Description of Notes,” insofar as such statements purport to constitute summaries of the terms of the Securities and the Indenture, constitute accurate summaries of such terms in all material respects.

(xi) The statements made in the Preliminary Prospectus Supplement and the Prospectus under the caption “U.S. Federal Income Tax Considerations” and “U.S. Federal Tax Considerations,” insofar as they purport to constitute summaries of matters of U.S. federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

(xii) The statements (i) under the captions “Business—Legal Proceedings,” “Certain Relationships and Related Person Transactions,” “Regulation and Supervision,” and “Risk Factors” appearing in the Exchange Act Documents incorporated by reference in one or more of the documents that were part of the General Disclosure Package as of July 17, 2014 and in the Prospectus as of July 17, 2014 (other than those statements setting forth information that the Underwriters have furnished to the Company as set forth in Section 8(b) of the Underwriting Agreement as to which such counsel may express no opinion) and (ii) in Item 15 of the Registration Statement on the date on which it was declared effective by order of the Commission, insofar as such statements constitute matters of law, summaries solely of legal matters, provisions of the Company’s certificate of formation or bylaws, documents or legal proceedings, or legal conclusions, have been reviewed by such counsel and fairly summarize those matters of law, legal matters, provisions of the Company’s certificate of formation or bylaws, documents or legal proceedings or legal conclusions in all material respects.

(xiii) To such counsel’s knowledge after due inquiry, there are no legal or governmental actions, suits or proceedings pending or threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein.

(xiv) To such counsel’s knowledge after due inquiry, there are no agreements or instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto; and any descriptions of any such agreements or instruments contained therein fairly summarize such agreements or instruments in all material respects.

(xv) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the Company’s execution, delivery of, and performance of its obligations under, the Underwriting Agreement, the Securities and the Indenture, including the issuance and sale of the Securities, and the consummation of the transactions contemplated by the Underwriting Agreement and by the Prospectus, except (i) the registration of the Securities as required under the Securities Act and applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority and (ii) as otherwise have been obtained or made.

(xvi) None of (A) the execution and delivery of the Underwriting Agreement by the Company and the Bank and the performance by the Company and the Bank of their respective obligations thereunder, (B) the execution and delivery of the Indenture and the global note representing the Securities by the Company and the performance by the Company of its obligations thereunder or (C) the issuance and sale by the Company of the Securities: (i) will result in any violation of the provisions of the certificate of formation or bylaws of the Company or the articles of association or bylaws of the Bank; (ii) will constitute a Repayment Event or a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Bank pursuant to any material agreements and instruments of which such counsel has knowledge after due inquiry; or (iii) will result in any violation of any Applicable Laws (as defined below) or, to such counsel’s knowledge with due inquiry, any administrative or court decree applicable to the Company or the Bank.

(xvii) To such counsel’s knowledge with due inquiry, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by the Underwriting Agreement.

(xviii) Neither the Company nor the Bank is, or as a result of the consummation of the sales of the Securities as contemplated by the Underwriting Agreement (including the receipt of proceeds from the offering contemplated therein) will be, required to register as an investment company under the Investment Company Act of 1940, as amended.

Such counsel may express no opinion as to any laws other than (i) Applicable Laws of the State of Texas and (ii) Applicable Laws of the United States of America. References in such opinion to “Applicable Laws” means those laws, rules and regulations of the State of Texas and the United States of America that, in such counsel’s experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement, without such counsel’s having made any special investigation as to the applicability of any specific law, rule or regulation, and which are not the subject of a specific opinion herein referring expressly to a particular law or laws; provided that the term “Applicable Laws” does not include:

a.	any municipal or other local law, rule or regulation, and any other law, rule or regulation relating to (i) pollution or protection of the environment, (ii) zoning, land use, building or construction codes or guidelines, (iii) labor, employee rights and benefits, or occupational safety and health, or (iv) utility regulation;

b.	antitrust laws and other laws regulating competition;

c.	tax laws, rules or regulations;

d.	antifraud laws;

e.	federal or state banking regulatory or deposit insurance laws, rules or regulations;

f.	state securities or blue sky laws, rules or regulations; or

g.	any law, rule or regulation that may have become applicable because of any facts specifically pertaining to any of the Underwriters or relating to the legal or regulatory status of any of the Underwriters.

Such counsel shall advise whether the Registration Statement has been declared effective by the Commission and whether, to such counsel’s knowledge after due inquiry, any stop order suspending the effectiveness of the Registration Statement has been issued by the Commission or any proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission.

In rendering such opinion, such counsel may state that such opinions are based on and limited to the relevant federal law of the United States of America and the law of the State of Texas and that they render no opinion with respect to the state securities or blue sky laws of any jurisdiction or the law of any other jurisdiction.

In rendering any such opinions, such counsel may rely solely on an opinion of Haynie Rake Repass & Lowry, PC. Such counsel shall state that it has no reason to believe that any such opinion rendered by Haynie Rake Repass & Lowry, PC is not correct in any material respect.

Such counsel’s opinions may be based on and subject to such assumptions, qualifications, limitations and exceptions as are customary in such opinion letters with respect to opinions of the type described above. In addition, such counsel may state that whenever its opinion is based on factual matters that are “to its knowledge after due inquiry” or “of which it has knowledge after due inquiry,” such counsel has, with your concurrence, relied to the extent such counsel deemed appropriate on certificates of officers (after the discussion of the contents thereof with such officers) of the Company or certificates of others as to the existence or nonexistence of the factual matters upon which such opinion is predicated. Such counsel shall state that it has no reason to believe, however, that any such certificate is untrue or inaccurate in any material respect.

Such counsel may state that its opinion letter and the opinions expressed therein are being furnished only in connection with the sale of the Securities under the Underwriting Agreement occurring on the date hereof, are solely for the benefit of the Underwriters pursuant to Section 7(b) of the Underwriting Agreement, and may not be used or relied upon by any Underwriter in any other capacity or for any other purpose and may not be used or relied upon by any other person or entity for any purpose without such counsel’s express prior written authorization. Such counsel may state that except for the use of such opinion letter and the opinions expressed therein that is expressly permitted therein, such opinion letter and the opinions expressed therein may not be quoted, circulated or published, in whole or in part, or otherwise referred to, filed with or furnished to any other person or entity, without such counsel’s express prior written authorization; that the opinion expressed therein is not an opinion with respect to matters of fact or a guarantee and should not be construed or relied on as such, None of the opinions expressed therein are expressed as of the date thereof, and such counsel expressly disclaims any responsibility to update any such opinion after the date thereof. Opinions expressed therein are strictly limited to the matters stated therein, and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated therein